Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 to be filed on or about August 21, 1998) pertaining to the following stock option agreements of FIRSTPLUS Financial Group, Inc.:

              Amended and Restated FIRSTPLUS Financial Group, Inc.
                          1998 Long-Term Incentive Plan
                    Restricted Stock Grants to Jack Roubinek
                   Stock Option Agreement for Veretta Anderson
                     Stock Option Agreement for Rich Bailey
                   Stock Option Agreement for William P. Benac
                      Stock Option Agreement for Mark Blinn
                      Stock Option Agreement for Ron Conner
                    Stock Option Agreement for Charles Coons
                   Stock Option Agreement for Michael Dillman
                Stock Option Agreement for William G. Eisenhauer
                     Stock Option Agreement for Kevin Gates
                  Stock Option Agreement for Linda L. Glidewell
                     Stock Option Agreement for John Griggs
                     Stock Option Agreement for Brent Hansen
                    Stock Option Agreement for John R. Hauge
                    Stock Option Agreement for William Homer
                    Stock Option Agreement for Stephen Ingram
                     Stock Option Agreement for Jeff Johnson
                  Stock Option Agreement for William G. Joiner
                     Stock Option Agreement for David Jones
                  Stock Option Agreement for Simone Lagomarsino
                     Stock Option Agreement for Scott Mackay
                    Stock Option Agreement for Valerie Martin
                     Stock Option Agreement for Robert Mirto
                  Stock Option Agreement for Richard W. Nelson
                  Stock Option Agreement for James M. O'Reilly
                     Stock Option Agreement for Kim Phillips
                     Stock Option Agreement for Terrie Reedy
                   Stock Option Agreement for Jeanne G. Selzer
                  Stock Option Agreement for Valerie R. Silvey
                    Stock Option Agreement for Craig L. Smith
                    Stock Option Agreement for Jon W. Stewart
                 Stock Option Agreement for Douglas P. Swindall
                     Stock Option Agreement for Lon Tibbatts
                Stock Option Agreement for Kenneth P. Weatherwax

of our report dated October 30, 1997, with respect to the consolidated financial statements of FIRSTPLUS Financial Group, Inc., included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Dallas, Texas
August 19, 1998